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                                                                   EXHIBIT (11)

                   COMPUTATIONS OF EARNINGS PER COMMON SHARE

                      RUSSELL CORPORATION AND SUBSIDIARIES



                                                                           Year Ended
                                                -------------------------------------------------------------
                                                   January 2                January 3            January 4
                                                     1999                     1998                  1997
                                                -------------             ------------         --------------
Basic:

     Net Income (Loss)                          ($10,379,000)              $54,447,859           $81,575,837
                                                =============              ===========           ===========

     Average Common Shares
      Outstanding                                 36,216,571                36,879,901            38,469,009
                                                ============               ===========           ===========

     Earnings (Loss) per Share-Basic                   ($.29)                    $1.48                 $2.12
                                                ============               ===========           ===========

Diluted:

     Net Income (Loss)                          ($10,379,000)              $54,447,859           $81,575,837
                                                ============               ===========           ===========

     Average Common Shares
      Outstanding                                 36,216,571                36,879,901            38,469,009

     Net Effect of Dilutive
      Stock Options                                      -0-                   167,532               183,949
                                                ------------               -----------           -----------

     Total                                        36,216,571                37,047,433            38,652,958
                                                ============               ===========           ===========

     Earnings (Loss)                                   ($.29)              $      1.47           $      2.11
                                                ============               ===========           ===========
       Per Share Diluted


                                     IV-10